[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]


                                 March 16, 1998


The Key Mutual Funds
3435 Stelzer Road
Columbus, Ohio  43219-3035

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form N-14, Registration No. 333-42837, under the Securities Act of 1933, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 19, 1997, as amended, registering shares of beneficial interest, par value $.001 (the "Shares"), of The Victory Portfolios (the "Trust"), a Delaware business trust. The Shares are to be issued in connection with an Agreement and Plan of Reorganization and Liquidation dated as of March 2, 1998 (the "Agreement") whereby all of the then-existing assets of Key Stock Index Fund, SBSF Capital Growth Fund and SBSF Fund (individually, each such investment portfolio being an "Acquired Portfolio" and collectively, the "Acquired Portfolios"), portfolios of the SBSF Funds, Inc. d/b/a Key Mutual Funds, a Maryland corporation (the "Company"), for itself and on behalf of each of the Acquired Portfolios, will be transferred to a corresponding series of the Trust, Victory Stock Index Fund, Victory Special Growth Fund, and Victory Diversified Stock Fund (individually, each such investment portfolio being an "Acquiring Fund" and collectively, the "Acquiring Funds"), in exchange for (i) the assumption of all the obligations and liabilities of the Acquired Portfolios and (ii) the issuance and delivery to each Acquired Portfolio of full and fractional shares of the Acquiring Fund's Shares (as described in the
Agreement); such Shares will be distributed by the Acquired Portfolio pro rata to its shareholders upon its

KRAMER, LEVIN, NAFTALIS & FRANKEL

The Key Mutual Funds
March 16, 1998
Page 2

liquidation. The Agreement was approved by the Board of Directors of the Company on December 2, 1997, by the Board of Trustees of the Trust on December 3, 1997, and by the shareholders of the Acquired Portfolios at a special meeting of shareholders on March 6, 1998 called for that purpose.

         We have reviewed the Trust's Certificate of Trust, Trust Instrument, By-Laws, resolutions of the Trustees, and Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted. In addition, we have assumed that the representations to be made as of the closing date by the Trust will be made by such parties in a form acceptable to us and that the Trust's activities in connection with the Agreement and the transactions contemplated therein have been and will be conducted in the manner provided in such documents and as set forth herein.

         The opinions set forth below are subject to the qualifications that the
indemnification   and   contribution   provisions   of  the   Agreement  may  be
unenforceable as a matter of public policy.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. As to matters of Delaware law, we have relied upon the opinion of Morris, Nichols, Arsht & Tunnell (copy attached) and our opinion is qualified by the qualifications contained therein. Based upon and subject to the foregoing and provided that the reorganization occurs in accordance with the terms of the Agreement, we are of the opinion that, and so advise you as follows:

         (1) The Trust is a business trust duly created and validly existing under the laws of the State of Delaware and is duly registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and each Acquiring Fund is a validly existing series of shares of the Trust and, under the Trust Instrument, the shares of each Acquiring Fund represent equal beneficial interests in the net assets of such Acquiring Fund;

         (2) The execution, delivery and performance of the Agreement will not result in a violation of the Trust's Certificate of Trust, Trust Instrument, or By-Laws, each as amended to date;

KRAMER, LEVIN, NAFTALIS & FRANKEL

The Key Mutual Funds
March 16, 1998
Page 3

         (3) The execution, delivery and performance of the Agreement has been duly authorized by all necessary action on the part of the Trust and each Acquiring Fund, and the Agreement has been duly executed and delivered by the Trust and is a valid and binding obligation of the Trust and each Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or remedies and to general equity principles (regardless of whether considered at a proceeding in law or equity), equitable defenses or waivers and the discretion of the court before which any proceeding for specific performance, injunctive and other forms of equitable relief may be brought; and

         (4) The Acquiring Fund Shares to be issued and delivered pursuant to the terms of the Agreement have been duly authorized as of the closing date of the reorganization, and, when so issued and delivered, will be validly issued, fully paid and non-assessable (except as disclosed in the Acquiring Fund's then current Prospectus and Statement of Additional Information).

         This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without the prior written consent of this firm. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

                                          Very truly yours,



                                          /s/ Kramer, Levin, Naftalis & Frankel

                [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]



                                 March 23, 1998


The Key Mutual Funds
3435 Stelzer Road
Columbus, Ohio  43219-3035

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form N-14, Registration No. 333-42837, under the Securities Act of 1933, as amended (the Registration Statement ), filed with the Securities and Exchange Commission (the Commission ) on December 19, 1997, as amended, registering shares of beneficial interest, par value $.001 (the Shares ), of The Victory Portfolios (the Trust ), a Delaware business trust. The Shares are to be issued in connection with an Agreement and Plan of Reorganization and Liquidation dated as of March 2, 1998 (the "Agreement") whereby all of the then-existing assets of the KeyChoice Growth Fund, KeyChoice Income and Growth Fund, KeyChoice Moderate Growth Fund, Key Money Market Mutual Fund, and SBSF Convertible Securities Fund (individually, each such investment portfolio being an "Acquired Portfolio" and collectively, the "Acquired Portfolios"), portfolios of the SBSF Funds, Inc. d/b/a Key Mutual Funds, a Maryland corporation (the "Company"), for itself and on behalf of each of the Acquired Portfolios, will be transferred to a corresponding series of the Trust, Victory LifeChoice Growth Investor Fund, Victory LifeChoice Conservative Investor Fund, Victory LifeChoice Moderate Investor Fund, Victory Federal Money Market Fund, and Victory Convertible Securities Fund (individually, each such investment portfolio being an "Acquiring Fund" and collectively, the "Acquiring Funds"), in exchange for (i) the assumption of all the obligations and liabilities of the Acquired Portfolios and (ii) the issuance

KRAMER, LEVIN, NAFTALIS & FRANKEL

The Key Mutual Funds
March 23, 1998
Page 2

and delivery to each Acquired Portfolio of full and fractional shares of the Acquiring Fund's Shares (as described in the Agreement); such Shares will be distributed by the Acquired Portfolio pro rata to its shareholders upon its liquidation. The Agreement was approved by the Board of Directors of the Company on December 2, 1997, by the Board of Trustees of the Trust on December 3, 1997, and by the shareholders of the Acquired Portfolios at a special meeting of shareholders on March 6, 1998 called for that purpose.

          We have reviewed the Trust's Certificate of Trust, Trust Instrument, By-Laws, resolutions of the Trustees, and Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted. In addition, we have assumed that the representations to be made as of the closing date by the Trust will be made by such parties in a form acceptable to us and that the Trust's activities in connection with the Agreement and the transactions contemplated therein have been and will be conducted in the manner provided in such documents and as set forth herein.

          The opinions set forth below are subject to the qualifications that the indemnification and contribution provisions of the Agreement may be unenforceable as a matter of public policy.

          We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. As to matters of Delaware law, we have relied upon the opinion of Morris, Nichols, Arsht & Tunnell (copy attached) and our opinion is qualified by the qualifications contained therein. Based upon and subject to the foregoing and provided that the reorganization occurs in accordance with the terms of the Agreement, we are of the opinion that, and so advise you as follows:

     (1) The Trust is a business trust duly created and validly existing under the laws of the State of Delaware and is duly registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and each Acquiring Fund is a validly existing series of shares of the Trust and, under the Trust Instrument, the shares of each Acquiring Fund represent equal beneficial interests in the net assets of such Acquiring Fund;

KRAMER, LEVIN, NAFTALIS & FRANKEL

The Key Mutual Funds
March 23, 1998
Page 3

     (2) The  execution,  delivery and  performance  of the  Agreement  will not
     result  in  a  violation  of  the  Trust's   Certificate  of  Trust,  Trust
     Instrument, or By-Laws, each as amended to date;

     (3) The execution, delivery and performance of the Agreement has been duly authorized by all necessary action on the part of the Trust and each Acquiring Fund, and the Agreement has been duly executed and delivered by the Trust and is a valid and binding obligation of the Trust and each Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or remedies and to general equity principles (regardless of whether considered at a proceeding in law or equity), equitable defenses or waivers and the discretion of the court before which any proceeding for specific performance, injunctive and other forms of equitable relief may be brought; and

     (4) The Acquiring Fund Shares to be issued and delivered pursuant to the terms of the Agreement have been duly authorized as of the closing date of the reorganization, and, when so issued and delivered, will be validly issued, fully paid and non-assessable (except as disclosed in the Acquiring Fund's then current Prospectus and Statement of Additional Information).

          This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without the prior written consent of this firm. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.


                                          Very truly yours,



                                          /s/Kramer, Levin, Naftalis & Frankel